99.1

NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS SECOND QUARTER RESULTS

Melville, New York, Thursday, October 2, 2014…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $42,349,000 for the second quarter ended August 31, 2014 compared to net sales of $44,497,000 for the second quarter ended September 1, 2013. Park’s net sales for the six months ended August 31, 2014 were $91,166,000 compared to net sales of $87,935,000 for the six months ended September 1, 2013.

Park reported net earnings before special items of $5,015,000 for the second quarter ended August 31, 2014 compared to net earnings before special items of $5,983,000 for the second quarter of last year. During the second quarter ended August 31, 2014, the Company recorded pre-tax restructuring charges of $83,000 in connection with the closure of its Nelco Technology (Zhuhai FTZ) Ltd. facility located in the Free Trade Zone in Zhuhai, China and the closure of its New England Laminates Co., Inc. business unit located in Newburgh, New York. During the second quarter ended September 1, 2013, the Company recorded a tax benefit of $2,181,000 in connection with a tax refund related to amended federal income tax returns and pre-tax restructuring charges of $119,000 related to the closure of its Zhuhai facility. Accordingly, net earnings were $4,955,000 for the second quarter ended August 31, 2014 compared to $8,045,000 for the second quarter ended September 1, 2013.

For the six-month period ended August 31, 2014, Park reported net earnings before special items of $13,594,000 compared to net earnings before special items of $11,112,000 for the last fiscal year’s first six-month comparable period. The six-month period ended August 31, 2014 included pre-tax restructuring charges of $350,000 related to the facility closures mentioned above. In addition, the Company recorded a pre-tax charge of $260,000 during the six-month period ended August 31, 2014 for additional fees incurred in connection with the 2014 fiscal year-end audit. The six-month period of the prior fiscal year included the tax benefit of $2,181,000 mentioned above and pre-tax restructuring charges of $319,000 in connection with the closure of its Zhuhai facility. Accordingly, net earnings were $13,171,000 for the six-month period ended August 31, 2014 compared to net earnings of $12,974,000 for the six-month period ended September 1, 2013.

Park reported basic and diluted earnings per share before special items of $0.24 for the second quarter ended August 31, 2014 compared to basic and diluted earnings per share before special items of $0.29 for last year’s second quarter. Basic and diluted earnings per share were $0.24 for the second quarter ended August 31, 2014 compared to basic and diluted earnings per share of $0.39 for last year’s second quarter.

Park reported basic and diluted earnings per share before special items of $0.65 for the six months ended August 31, 2014 compared to basic and diluted earnings per share before special items of $0.53 for the six months ended September 1, 2013. Basic and diluted earnings per share were $0.63 for the six months ended August 31, 2014 compared to basic and diluted earnings per share of $0.62 for the six months ended September 1, 2013.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 11656192.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Wednesday, October 8, 2014. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 11656192 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as restructuring charges and tax benefits. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials, parts and assemblies for the aerospace markets. Park’s core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company’s manufacturing facilities are located in Singapore, France, Kansas, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			26 Weeks Ended

	8/31/14	9/1/2013	6/1/2014	8/31/14	9/1/13
Sales	$42,349	$44,497	$48,817	$91,166	$87,935

Net Earnings before Special Items[1]	$5,015	$5,983	$8,579	$13,594	$11,112
Special Items net of Tax	(60)	2,062	(363)	(423)	1,862
Net Earnings	$4,955	$8,045	$8,216	$13,171	$12,974

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.24	$0.29	$0.41	$0.65	$0.53
Special Items	-	0.10	(0.02)	(0.02)	0.09
Basic Earnings (Loss) per Share	$0.24	$0.39	$0.39	$0.63	$0.62

Diluted Earnings before Special Items[1]	$0.24	$0.29	$0.41	$0.65	$0.53
Special Items	-	0.10	(0.02)	(0.02)	0.09
Diluted Earnings (Loss) per Share	$0.24	$0.39	$0.39	$0.63	$0.62

Weighted Average Shares Outstanding:
Basic	20,925	20,836	20,880	20,902	20,832
Diluted	21,029	20,852	20,988	21,008	20,848

1 Refer to "Detailed operating information" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	8/31/2014	3/2/2014
Assets	(unaudited)
Current Assets
Cash and Marketable Securities	$285,185	$270,356
Accounts Receivable, Net	22,869	22,881
Inventories	15,157	13,871
Other Current Assets	4,147	4,132
Total Current Assets	327,358	311,240

Fixed Assets, Net	28,129	29,674
Restricted Cash	25,000	25,000
Other Assets	11,163	11,179
Total Assets	$391,650	$377,093

Liabilities and Shareholders' Equity
Current Liabilities
Current Portion of Long-Term Debt	$15,000	$10,000
Accounts Payable	7,924	6,109
Accrued Liabilities	6,397	5,139
Income Taxes Payable	3,360	2,995
Total Current Liabilities	32,681	24,243

Long-Term Debt	89,000	94,000
Deferred Income Taxes	58,124	58,124
Other Liabilities	183	183
Total Liabilities	179,988	176,550

Shareholders’ Equity	211,662	200,543

Total Liabilities and Shareholders' Equity	$391,650	$377,093

Additional information
Equity per Share	$10.10	$9.60
Total Cash, Restricted Cash and Marketable Securities	$310,185	$295,356

Detailed operating information (in thousands – unaudited):

	13 Weeks Ended August 31, 2014			13 Weeks Ended September 1, 2013			13 Weeks Ended June 1, 2014
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Net Sales	$42,349		$42,349	$44,497		$44,497	$48,817		$48,817
Cost of Sales	30,178		30,178	30,876		30,876	31,888		31,888
%	71.3%		71.3%	69.4%		69.4%	65.3%		65.3%

Gross Profit	12,171		12,171	13,621		13,621	16,929		16,929
%	28.7%		28.7%	30.6%		30.6%	34.7%		34.7%

Selling, General & Administrative Expenses	6,252	-	6,252	6,041		6,041	6,596	(260)	6,336
%	14.8%		14.8%	13.6%		13.6%	13.5%		13.0%

Restructuring Charge	83	(83)	-	119	(119)	-	267	(267)	-
%	0.2%		0.0%	0.3%		0.0%	0.5%		0.0%

Earnings from Operations	5,836	83	5,919	7,461	119	7,580	10,066	527	10,593
%	13.8%		14.0%	16.8%		17.0%	20.6%		21.7%

Interest Income	226		226	77		77	147		147
%	0.5%		0.5%	0.2%		0.2%	0.3%		0.3%

Interest Expense	360		360	185		185	353		353
%	0.9%		0.9%	0.4%		0.4%	0.7%		0.7%

Net Interest Expense	(134)		(134)	(108)		(108)	(206)		(206)
%	-0.3%		-0.3%	-0.2%		-0.2%	-0.4%		-0.4%

Earnings before Income Taxes	5,702	83	5,785	7,353	119	7,472	9,860	527	10,387
%	13.5%		13.7%	16.5%		16.8%	20.2%		21.3%

Income Tax Provision	747	23	770	(692)	2,181	1,489	1,644	164	1,808
Effective Tax Rate	13.1%		13.3%	-9.4%		19.9%	16.7%		17.4%

Net Earnings	4,955	60	5,015	8,045	(2,062)	5,983	8,216	363	8,579
%	11.7%		11.8%	18.1%		13.4%	16.8%		17.6%

Detailed operating information (in thousands – unaudited), continued:

	26 Weeks Ended August 31, 2014			26 Weeks Ended September 1, 2013
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Net Sales	$91,166		$91,166	$87,935		$87,935
Cost of Sales	62,066		62,066	61,323		61,323
%	68.1%		68.1%	69.7%		69.7%

Gross Profit	29,100		29,100	26,612		26,612
%	31.9%		31.9%	30.3%		30.3%

Selling, General & Administrative Expenses	12,848	(260)	12,588	12,597		12,597
%	14.1%		13.8%	14.3%		14.3%

Restructuring Charge	350	(350)	-	319	(319)	-
%	0.4%		0.0%	0.4%		0.0%

Earnings from Operations	15,902	610	16,512	13,696	319	14,015
%	17.4%		18.1%	15.6%		15.9%

Interest Income	373		373	145		145
%	0.4%		0.4%	0.2%		0.2%

Interest Expense	713		713	356		356
%	0.8%		0.8%	0.4%		0.4%

Net Interest Expense	(340)		(340)	(211)		(211)
%	-0.4%		-0.4%	-0.2%		-0.2%

Earnings before Income Taxes	15,562	610	16,172	13,485	319	13,804
%	17.1%		17.7%	15.3%		15.7%

Income Tax Provision	2,391	187	2,578	511	2,181	2,692
Effective Tax Rate	15.4%		15.9%	3.8%		19.5%

Net Earnings	13,171	423	13,594	12,974	(1,862)	11,112
%	14.4%		14.9%	14.8%		12.6%